EXHIBIT 5


                                   LAW OFFICES
                                  WOLIN & ROSEN
                           A Professional Corporation
                        55 West Monroe Street, Suite 3600
                          Chicago, Illinois 60603-5011
                                      ____

                             Telephone 312.424.0600
                             Facsimile 312.424.0660

                                 August 9, 2001


Inform Worldwide Holdings, Inc.
10333 E. Dry Creek Road, Suite 270
Englewood,  Colorado  80112

Attention:   Larry  G.  Arnold
             Chairman  and  Chief  Executive  Officer

     RE:     INFORM  WORDWIDE  HOLDINGS,  INC.
             REGISTRATION  STATEMENT  ON  FORM  SB-2
             (COMMISSION  FILE  NUMBER  333-59062)

Ladies  and  Gentlemen:

     We have examined the form of the amended registration statement on Form SB-2 (the "Registration Statement") being filed by Inform Worldwide Holdings, Inc., a Colorado corporation (the "Company"), with the United States Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of a total of 3,318,462 of the Company's Class A common stock, no par value ("Common Stock"), to be sold from time to time by the holders thereof.

     We have acted as securities counsel to the Company in connection with its preparation of the Registration Statement, and we have examined the corporate proceedings relating to the sale of the securities referred to above. As we are not admitted to practice in Colorado, we have relied on the opinion of John H. Lonnquist, P.C., Denver, Colorado, with respect to the due authorization and issuance of the Common Stock and with respect to Colorado law. Furthermore, for purposes of this opinion, we have assumed (i) the accuracy and completeness of all data supplied by the Company, its officers, directors or agents, and (ii) that all requisite authorizations, approvals, consents or exemptions under the securities laws of the various states and other jurisdictions of the United States have been obtained or are extant.

Inform  Worldwide  Holdings,  Inc.
August  9,  2001
Page  2


     Based on the foregoing, it is our opinion that the 3,318,462 shares of Class A Common Stock to be sold in accordance with the Registration Statement are legally and validly issued, fully paid and non-assessable.

     This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord ("Accord") of the ABA Section of Business Law (1991) and shall be subject to the qualifications, exceptions, definitions, limitations on coverage, and other limitations set forth therein and in this letter.
Qualifications to statements or opinions made in this letter by us as to knowledge or the absence of knowledge, if any, are based upon and limited to the "Actual Knowledge" as defined in the Accord, of the Primary Lawyer Group. For purposes of this letter, the Primary Lawyer Group consists of Gerald L. Fishman and Charles J. Mack, members of this firm. In preparing this letter, we are entitled to rely, and did rely, upon written representations of certain officers of the Company, Public Authority Documents and the opinion of Colorado counsel which is referred to in this letter, a copy of which is attached hereto. With respect to information provided us by the Company and its officers, directors, employees or agents, including those covered by the referenced written representations, we are entitled to, and did, accept and rely upon such information as true, and we, as we are entitled to do, did not make any investigation or independent inquiry concerning the truth or accuracy of such information.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                              Very  truly  yours,

                              /s/ Wolin  &  Rosen,  Ltd.

                              Wolin  &  Rosen,  Ltd.

                                   LAW OFFICES

                            JOHN H. LONNQUIST, P. C.
                    3200 Cherry Creek South Drive, Suite 200
                             Denver, Colorado  80209

                                                                  (303) 722-8261
                                                             fax  (303) 722-8502


                                  June 30, 2000

Wolin  &  Rosen
55  West  Monroe
Suite  3600
Chicago,  Illinois  60603

Re:     Form  SB-2  (Sec  File  Number  333-59062)
        ------------------------------------------

Ladies  and  Gentlemen:

     I am counsel for Inform Worldwide Holdings, Inc., a Colorado corporation (the "Company"). I am rendering this opinion in connection with the Company's registration statement filed with the Securities and Exchange Commission covering up to 3,318,462 shares of its Class A Common Stock (the "Shares") owned by certain shareholders as listed under the Caption "Selling Security Holders" in said registration statement.

     In preparation for the issuance of this opinion, I have examined the original documents, or copies certified or otherwise identified to my satisfaction of the following: (i) the Articles of Incorporation of the Company, as amended, (ii) the By-laws of the Company, as amended, (iii) resolutions of the Board of Directors of the Company, (iv) such other documents that I have deemed necessary.

     In my examination, I have assumed, but have not independently verified, the genuineness of all the signatures on original documents, the conformity to original documents of all copies submitted to me and the due execution and delivery of all documents by parties other than the Company where due execution and delivery are prerequisites to the effectiveness thereof. On the basis of such examination and such review of applicable law and regulations as I deemed necessary and appropriate, it is my opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

     2. The Shares have been duly authorized and on December 18, 2000, were duly issued by the Company upon due conversion of the Company's duly authorized and issued Class A preferred shares. As a result of such conversion, none of such Class A preferred shares are any longer issued or outstanding.

     3. The Shares have been legally issued and are fully paid and non-assessable under Colorado law.

     This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord ("Accord") of the ABA Section of Business Law (1991) and shall be subject to the qualifications, exceptions, definitions, limitations on coverage, and other limitations set forth therein and in this letter.
Qualifications to statements or opinions made in this letter by me as to knowledge or the absence of knowledge are based upon and limited to the "Actual

Knowledge" as defined in the Accord of the Primary Lawyer Group. For purpose of this letter, the Primary Lawyer Group consists of John H. Lonnquist, P.C. In preparing this letter, I am entitled to rely, and did rely, upon Public Authority Documents and information provided by the Company. With respect to information provided me in such Public Authority Documents or information provided me by the Company, I am entitled to, and did, accept and rely upon such information as true, and I, as I am entitled to do, did not make any investigation or independent inquiry concerning the truth or accuracy of such information.

     This opinion is rendered to the party to whom it is addressed as of the date hereof, is solely for its benefit in connection with the transaction referred to herein, and may not be relied on by any other person or entity, and may not be relied upon by you in any other context. I have no obligation nor do I make any undertaking to furnish you any updated versions to this opinion subsequent to the date hereof. This opinion may not be quoted in full or in part or otherwise referred to nor may copies hereof be furnished to any other person or entity without my express prior written consent. I do consent, however, to your relying hereon with respect to your opinion being furnished as an exhibit to the registration statement and to my being named therein as the Counsel upon whom you are relying with respect to matters of Colorado law.

                              Sincerely,

                              /s/  John H. Lonnquist, P.C.

                              JOHN H. LONNQUIST, P.C.


cc:  Inform Worldwide Holdings, Inc.